AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of September 13, 2005, is entered into between Level 8 Systems, Inc., a public company incorporated in the State of Delaware (the "Company") and Cicero, Inc., a Delaware corporation ("Cicero").

RECITALS

WHEREAS, the board of directors of each of the Company and Cicero deems it advisable, upon the terms and subject to the conditions herein stated, that the Company be merged with and into Cicero, and that Cicero be the surviving corporation (the "Merger"); and

WHEREAS, the Company will submit this Agreement for approval by a vote of the holders of shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), and for approval by a vote by class of each currently issued and outstanding series of preferred stock of the Company.

WHEREAS, the parties entered into an Agreement and Plan of Merger ("Original Merger Agreement"); dated as of December 31, 2004; and

WHEREAS, the parties have agreed to amend and restate in its entirety the Original Merger Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the agreements of the parties hereto contained herein, the parties hereto agrees as follows:

ARTICLE I

THE MERGER; EFFECTIVE TIME

1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into Cicero whereupon the separate existence of the Company shall cease. Cicero shall be the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") in the Merger and shall continue to be governed by the laws of the State of Delaware. The Merger shall have the effects specified in the General Corporation Law of the State of Delaware, as amended (the "DGCL"), and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of the Company, and shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of the Company, including, without limitation, all outstanding indebtedness of the Company.

1.2. Effective Time. Provided that the conditions set forth in Section 6.1 have been fulfilled or waived in accordance with this Agreement and that this Agreement has not been terminated or abandoned pursuant to Section 7.1, as soon as practicable after such conditions shall be fulfilled or waived as aforesaid, the Company and Cicero shall cause a Certificate of Merger to be executed and filed with the Secretary of State of Delaware (the "Delaware Certificate of Merger"). The Merger shall become effective upon the date and time specified in the Delaware Certificate of Merger (the "Effective Time").

ARTICLE II
CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

2.1. The Certificate of Incorporation. The certificate of incorporation of Cicero in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

2.2. The Bylaws. The bylaws of Cicero in effect at the Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

ARTICLE III

OFFICERS, DIRECTORS AND EMPLOYEES OF THE SURVIVING CORPORATION

3.1. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

3.2. Directors. The directors and the members of the various committees of the board of directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors and members of such committees of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. At the Effective Time, the right of the holders of Cicero Series A-1 Preferred Stock, to elect a majority of the voting members of the board of directors as a result of the failure of Level 8 to achieve consolidated revenues of more than $1,500,000 as reflected on its financial statements for the six months ended December 31, 2004, shall be waived.

3.3. Employees. The employees of the Company at the Effective Time shall, from and after the Effective Time, be employees of the Surviving Corporation, under the same terms and conditions as their employment with the Company at the Effective Time. All employee benefit plans applicable to any Company employee at the Effective Time shall, from and after the Effective Time, be applicable to such employee as an employee of the Surviving Corporation. The Surviving Corporation shall assume all liabilities of the Company existing at the Effective Time with respect to any employee benefit plans.

ARTICLE IV

EFFECT OF MERGER ON CAPITAL STOCK

4.1. Effect of Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Company, Cicero or the shareholders of the Company:

a.
Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one-twentieth (.05) of a share of fully paid and non-assessable share of common stock, par value $0.001, of Cicero (“Cicero Common Stock"), with the same rights, powers and privileges as the shares so converted and all shares of Company Common Stock shall be cancelled and retired and shall cease to exist.

b.
Notwithstanding any other provision of this Agreement, no fraction of a share of Cicero Common Stock will be issued. Instead, Cicero shall pay to each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Cicero Common Stock an amount in cash equal to (i) the fraction of a share of Cicero Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the actual market value of Cicero Common Stock, which shall be deemed to be the average of the closing bid prices of the Company’s Common Stock as reported to OTCBB during each of the five (5) trading days preceding the Effective Date of the Merger. Following consummation of the Merger, no holder of Company Common Stock shall be entitled to dividends or any other rights in respect of any such fraction.

c.
Each share of the Company’s Series A3 Preferred Stock, par value $0.001 per share (the “Series A3 Preferred Stock”), issued and outstanding immediately prior to the Effective Time (other than shares to which appraisal rights are duly exercised) shall be converted (without the surrender of stock certificates or any other action) into .0142857 shares of fully paid and non-assessable shares of Series A-1 Preferred Stock, par value $0.001, of Cicero ("Cicero A-1 Preferred Stock"). Each share of Cicero A-1 Preferred Stock will convert into 1,000 shares of the Company Common Stock with the rights, powers and privileges, set forth in the Cicero A-1 Preferred Stock certificate of designation and all shares of the Company’s Series A3 Preferred Stock shall be cancelled and retired and shall cease to exist.

d.
Each share of the Company’s Series B3 Preferred Stock, par value $0.001 per share (the “Series B3 Preferred Stock”), issued and outstanding immediately prior to the Effective Time (other than shares to which appraisal rights are duly exercised) shall be converted (without the surrender of stock certificates or any other action) into .0125 shares of fully paid and non-assessable shares of Cicero A-1 Preferred Stock, Each share of Cicero A-1 Preferred Stock will convert into 1,000 shares of the Company Common Stock with the rights, powers and privileges, set forth in the Cicero A-1 Preferred Stock certificate of designation and all shares of the Company’s Series B3 Preferred Stock shall be cancelled and retired and shall cease to exist.

e.
Each share of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), issued and outstanding immediately prior to the Effective Time (other than shares to which appraisal rights are duly exercised) shall be converted (without the surrender of stock certificates or any other action) into .20 shares of fully paid and non-assessable shares of Cicero A-1 Preferred Stock, Each share of Cicero A-1 Preferred Stock will convert into 1,000 shares of the Company Common Stock with the rights, powers and privileges, set forth in the Cicero A-1 Preferred Stock certificate of designation and all shares of the Company’s Series C Preferred Stock shall be cancelled and retired and shall cease to exist.

f.
Each share of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), issued and outstanding immediately prior to the Effective Time (other than shares to which appraisal rights are duly exercised) shall be converted (without the surrender of stock certificates or any other action) into .25 shares of fully paid and non-assessable shares of Cicero A-1 Preferred Stock, Each share of Cicero A-1 Preferred Stock will convert into 1,000 shares of the Company Common Stock with the rights, powers and privileges, set forth in the Cicero A-1 Preferred Stock certificate of designation and all shares of the Company’s Series D Preferred Stock shall be cancelled and retired and shall cease to exist.

g.
Certain Promissory Notes of the Company (the “Convertible Promissory Notes”) shall, at the option of the holder thereof, be converted into such number of fully paid and non-assessable shares of Cicero A-1 Preferred Stock that would convert into the same number of shares of the Company Common Stock that the Convertible Promissory Notes would convert into immediately prior to the Effective Time, at conversion prices ranging from $0.026 to $0.007 and all of the Company’s Convertible Promissory Notes, if so elected by the Noteholders, shall be cancelled and retired and shall cease to exist.

h.
The senior secured notes of Level 8 (“Senior Reorganization Notes”) issued in the aggregate principal amount of $2,559,000 to holders of warrants of Level 8 who loaned to Level 8 the exercise price of their warrants and other investors who lent funds to Level 8 (“Senior Reorganization Noteholders”) in exchange for Senior Reorganization Notes and additional warrants, pursuant to note and warrant offerings in December 2004 ($1,615,000) and March 2005 ($944,000) (the “Note and Warrant Offerings”), will be cancelled and the existing warrants in respect of which the exercise price was loaned to Level 8, as evidenced by the Senior Reorganization Notes, will be deemed exercised.

i.
The warrants of Level 8 (“Additional Warrants”) issued to Senior Reorganization Noteholders in connection with their loans to Level 8, exercisable at $.002 per share in the event of the consummation of the merger, to acquire shares of Level 8 common stock, will automatically be deemed exercised, by applying the accrued interest on the holder’s Senior Reorganization Notes and by cashless exercise to the extent of the balance of the exercise price.

j.
The convertible bridge notes (the “Convertible Bridge Notes”) held by convertible bridge noteholders (the “Convertible Bridge Noteholders”) who had loaned money to Level 8 as part of the September 2005 consortium note offering (the “Consortium Note Offering”) will be automatically converted into shares of Cicero common stock at a conversion price determined as follows:

Effective Date    Conversion Price
    After December 31, 2005                            $0.025
    After October 31, 2005                              $0.0314
    Before October 31, 2005                             $0.037

k.
Each option, warrant, purchase right, unit or other security of the Company issued and outstanding immediately prior to the Effective Time, not including the Convertible Promissory Notes, the Convertible Bridge Notes, the Series A3 Preferred Stock, the Series B3 Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock (the “Convertible Securities”), but including stock options of Level 8 issued pursuant to its stock option plan and warrants of Level 8 (“Early Adopter Warrants”) issued to Senior Reorganization Noteholders who loaned Level 8 the first $1,000,000 in respect of the exercise price of their warrants, shall be (i) converted into and shall be an identical security of Cicero, however the number of shares of Cicero Common Stock underlying such Convertible Securities shall be one-twentieth (.05) of the number of shares Company Common Stock into which the Convertible Securities were convertible into immediately prior to the Effective Time, and the conversion price shall increase by twenty times in accordance with the terms of such Convertible Securities. Cicero shall cause to be reserved for purposes of the exercise of such options, warrants, purchase rights, units or other securities, such number of shares of Cicero Common Stock as is sufficient to underly such Convertible Securities.

l.
Each share of Cicero Common Stock owned by the Company or any other person immediately prior to the Effective Time shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

4.2. Notwithstanding any provision of this Agreement to the contrary, any shares of preferred stock of the Company with respect to which appraisal rights shall have been properly perfected in accordance with the DGCL (“Dissenters’ Shares”) shall not be converted into or represent a right to receive any of the consideration provided in Section 4.1, but the holder shall only be entitled to such rights as are granted by the DGCL. If a holder of shares of Company preferred stock who demands appraisal of such shares under the DGCL shall effectively withdraw or otherwise lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such shares of Company preferred stock shall be converted into and represent only the right to receive the consideration provided in Section 4.1(c), in the case of Company Series A3 Preferred Stock, the consideration provided in Section 4.1(d), in the case of Company Series B3 Preferred Stock, the consideration provided in Section 4.1(e), in the case of Company Series C Preferred Stock, and the consideration provided in Section 4.1(f), in the case of Company Series D Preferred Stock, in each case without interest, upon the surrender of the certificate or certificates representing such shares of Company preferred stock.

4.3. Certificates. At and after the Effective Time, all of the outstanding certificates and other evidences which immediately prior thereto represented shares of Company Common Stock, or Convertible Securities of the Company (collectively, “Certificates”) shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective Cicero Common Stock, Cicero A-1 Preferred Stock, or options, warrants, purchase rights, units or other securities of Cicero, as the case may be, into which the shares of Company Common Stock, Convertible Securities, or options, warrants, purchase rights, units or other securities of the Company represented by such certificates or other evidences have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent.

ARTICLE V

EXCHANGE OF CERTIFICATES

5.1. Exchange Agent. Prior to the Effective Time, the Company may, in its discretion, appoint a commercial bank or trust company to act as exchange agent hereunder for the purpose of exchanging Certificates for the applicable merger consolidation (the “Exchange Agent”). If the Company shall so appoint an Exchange Agent, the Company shall deposit with the Exchange Agent, in trust for the benefit of holders of Company Common Stock and Convertible Securities, certificates representing the applicable Cicero capital stock issuable pursuant to Section 4.1 in exchange for outstanding shares of Company Common Stock and Convertible Securities in the Merger pursuant to Section 4.1, and the Company agrees to pay or make available to the Exchange Agent from time to time as needed cash sufficient to pay cash in lieu of fractional shares pursuant to Section 4.1(b) and any dividends and other distributions pursuant to Section 5.3.

5.2. Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall mail or cause the Exchange Agent to mail to each holder of Company Common Stock and Convertible Securities (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates as provided in the letter of transmittal, and which letter shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger consideration. Upon surrender of a Certificate as provided in the letter of transmittal together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Surviving Corporation or the Exchange Agent (if any), the holder of such Certificate, shall be entitled to receive in exchange therefore (A) one or more shares of applicable Cicero capital stock representing, in the aggregate, the whole number of shares of the series or class that such holder has the right to receive pursuant to Section 4.1, and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of Section 4.1(b) in respect of any fractional shares and any dividends or other distributions pursuant to Section 5.3, and in each case the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to Section 4.1(b) or 5.3. In the event of a transfer of ownership of Company Common Stock or Convertible Securities which is not registered in the transfer records of the Company, one or more shares of applicable Cicero capital stock evidencing, in the aggregate, the proper number of shares of applicable Cicero capital stock and a check in the proper amount of cash in lieu of any fractional shares of applicable capital stock pursuant to Section 4.1(b) and any dividends or other distributions of which such holder is entitled pursuant to Section 5.3, may be issued with respect to such Cicero capital stock to such a transferee if the Certificate representing such shares of Cicero capital stock is presented to the Surviving Corporation or the Exchange Agent (if any), accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

5.3. Unexchanged Certificates. No dividends or other distributions declared or made with respect to shares of Cicero capital stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Cicero capital stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Company Common Stock or Convertible Securities shall be paid to any holder pursuant to Section 4.1(b) until such holder shall surrender such Certificate in accordance with Section 5.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares Cicero capital stock issuable in exchange therefore, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Cicero capital stock to which such holder is entitled pursuant to Section 4.1(b) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Cicero capital stock and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Cicero capital stock. The registered owner of any such outstanding Certificate representing voting securities of the Company shall, until such certificate or other evidences shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or the Exchange Agent (if any), have and be entitled to exercise any voting and other rights with respect to the shares of Cicero Common Stock, Cicero A-1 Preferred Stock or options, warrants, purchase rights, units or other securities of Cicero, as the case may be, evidenced by such outstanding Certificate, as above provided.

5.4. No Further Ownership Rights in Company Securities. All shares of Cicero capital stock issued and cash paid upon conversion of shares of Company Common Stock and Convertible Securities in accordance with the terms of Article IV and this Article V (including any cash paid pursuant to Sections 4.1(b) and 5.3) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock and Convertible Securities, subject, however, to the Surviving Corporation’s obligations to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock and Convertible Securities which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock and Convertible Securities which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article V.

5.5. No Liability. None of the Company, Cicero, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger consideration, any dividends or distributions with respect thereto or any cash in lieu of fractional shares of applicable Cicero capital stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of Cicero capital stock pursuant to this Article V, would otherwise escheat to or become the property of any governmental entity), any such Merger consideration, dividends or distribution in respect thereof or such cash shall, to the extent permitted by applicable law, be delivered to Cicero, upon demand, and any holders of Company Common Stock and Convertible Securities who have not therefore complied with the provisions of this Article V shall thereafter look only to Cicero for satisfaction of their claims for such Merger consideration, dividends or distributions in respect thereof or such cash.

5.6. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation or the Exchange Agent (if any) will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger consideration with respect to the shares of Company Common Stock and

Convertible Securities formerly represented thereby, and cash in lieu of fractional shares of Cicero capital stock, and unpaid dividends and distributions on shares of Cicero capital stock deliverable in respect thereof, pursuant to this Agreement.

5.7. Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and Convertible Securities such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the hold of the shares of Company Common Stock and Convertible Securities in respect of which such deduction and withholding was made by the Surviving Corporation.

5.8. Stock Transfer Books. At the close of business, New York City time, on the day the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock and Convertible Securities thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock and Convertible Securities formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Cicero for any reason shall be converted into the Merger consideration with respect to the shares of Company Common Stock and Convertible Securities formerly represented thereby, any cash in lieu of fractional shares of Cicero capital stock to which the holders thereof are entitled pursuant to Section 4.1(b) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 5.3.

ARTICLE VI

CONDITION

6.1.  Condition to Each Party's Obligation to Effect the Merger. The respective obligation of each party hereto to effect the Merger is subject to receipt prior to the Effective Time of the requisite approval of this Agreement and the transactions contemplated hereby by (i) the holders of a majority of voting power of the issued and outstanding shares of Level 8 common stock and Series A3, B3, C and D preferred stock (each voting on an as-converted basis) entitled to vote thereon, voting together as a single class, (ii) the holders of at least two-thirds of the issued and outstanding shares of Series D preferred stock entitled to vote thereon, voting as a single class and (iii) the holders of at least 85% of the issued and outstanding shares of Series A-3, B-3 and C preferred stock entitled to vote thereon.

ARTICLE VII

TERMINATION

7.1. Termination.    This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company, if the board of directors of the Company determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of the Company and its shareholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either the Company or Cicero, or any of their respective shareholders, directors or officers.

ARTICLE VIII

MISCELLANEOUS AND GENERAL

8.1.    Modification or Amendment.    Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement; provided, however, that an amendment made subsequent to the approval of this Agreement by the holders of Company Common Stock, Series A3 Preferred Stock, Series B3 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and holders of Convertible Notes, shall not (i) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (ii) alter or change any provision of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms or conditions of this Agreement it such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

8.2.    Counterparts.    This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

8.3.    Governing Law.   This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to the conflict of law principles thereof.

8.4.    Entire Agreement.    This Agreement constitutes the entire agreement and supercedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

8.5.    No Third Party Beneficiaries.    This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

8.6.    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

8.7.    Headings.    The headings therein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

LEVEL 8 SYSTEMS, INC. a Delaware corporation
By	/s/John P. Broderick
Name: John P. Broderick
Title: Chief Executive Officer
CICERO, INC. a Delaware corporation
By	/s/John P. Broderick
Name: John P. Broderick
Title: Chief Executive Officer